EX-10.10

                              CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this

 1st day of September, 2003 (the "Effective Date") by and between:

DATAMEG CORP., a New York Corporation duly organized under
               law and having an usual place of business at XXXXXXX XXXXXX, XXX XXXXXX, Boston, MA 02113,
               Attn: Andrew Benson, President (hereinafter referred to as the "COMPANY")

                                      and

THOMAS STROUP of XXXXXXXXX XXXXXX  XXXXXXX XXXXX,
              Virginia, (hereinafter referred to
              as the "CONSULTANT").

The Company wishes to engage the Consultant to provide specific business and management expertise and direction for the Company upon the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, accepted and agreed to, the Company and the Consultant hereby agree as follows:

1. TERM. Commencing as of the Effective Date, and continuing for a period of three (3) months (the "Term"), unless earlier terminated pursuant to Article 4 hereof, the Consultant agrees that he will serve as the Company's Management Consultant . It is specifically understood and agreed that during the Term the parties will meet and determine if they wish to continue, following the Term, with an employment relationship. The parties understand that there is no obligation to proceed with an employment relationship and if, for whatever reason (or no reason), the parties are unable to reach an agreement on the employment relationship, then this Agreement shall automatically terminate on November 30, 2003 and thereafter be of no further fore or effect.

2. DUTIES AND SERVICES. (a)     During the Term, the Consultant
shall advise the President on matters relating to the day-to-day operations, management and running of the Company (collectively, "Duties" or "Services"). The Consultant will report to and take direction from the President.

  (b) Consultant agrees that he will devote substantially all of his business time and attention to the Company as a consultant under the terms and conditions of this Agreement.

  (c) Except as noted herein, the Consultant represents and warrants to the Company that he is under no contractual or other restriction or obligation which are inconsistent with the execution of this Agreement, or which will interfere with the performance of his duties hereunder. Consultant represents and warrants that the execution and performance of this Agreement will not violate any policies or procedures of any other person or entity for which he may perform services.

3. CONSULTING FEE AND OPTIONS.

  (a) Subject to the provisions hereof, during the Term, the Company shall pay Consultant, monthly in arrears, a consulting fee at the monthly rate of Twenty Thousand Dollars ($20,000.00) (the "Consulting Fee"). Five-Thousand Dollars ($5,000.00) will be deferred on a monthly basis and payable at the end of the Consulting Agreement Term. Should this agreement be terminated by either party prior to the above mentioned termination date, all funds deferred will be paid within 5 days of the termination date. The parties hereto acknowledge that the funds are being retained by the COMPANY solely for the purpose of minimizing the immediate cash payments required under this agreement and that the funds deferred are in no way to be considered a performance or other type of bonus. The parties further agree that payment is not contingent upon any event or achieving any objective, but rather is merely a deferral of the payment earned on a monthly basis for the benefit of the COMPANY.

  (b) In addition to the Consulting Fee, and subject to the terms hereof, the Consultant is hereby granted a Non-Qualified Stock Option Grant to purchase One Million Five Hundred Thousand (1,500,000) shares of the Company's Common Capital Stock (the "Option") vesting monthly, in arrears, at the rate of Two Hundred Fifty Thousand (250,000) options per month at a strike price of Fourteen (.14) Cents per share and otherwise, in accordance with the terms and conditions of the Company's Stock Option Plan (the "Plan") and Stock Option Grant Agreement (the "Grant Agreement").

Further, in the event that the Consultant becomes, after the Term, an employee and enters into a mutually satisfactory Employment Agreement with the Company, the Company agrees that as part of the terms and conditions of employment, it will grant the Consultant, as employee, an Incentive Stock Option Grant Agreement granting to purchase One Million (1,000,000) shares of the Company's Common Stock vesting monthly over a twenty four (24) month period, in arrears, with the first vesting date occurring thirty (30) days after the Effective Date of the employment period at a strike price of Fourteen (.14) Cents per share and otherwise, in accordance with the terms and conditions of the Plan and Incentive Stock Option Grant Agreement. The parties acknowledge that this provision is not intended to limit the terms that the parties may later agree upon as compensation in said Employment Agreement, but rather this is provided as an inducement to enter into this Consulting Agreement.

  (c) Consultant shall be entitled to prompt reimbursement for all pre-approved travel and other out-of-pocket expenses incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

  (d) The Consultant agrees that all services hereunder will be rendered by him as an independent contractor and that this Agreement does not create an employer-employee relationship between the Consultant and the Company. The Consultant shall have no right to receive any employee benefits, including, but not limited to, health and accident insurance, life insurance, sick leave and/or vacation. The Consultant will be responsible for the payment of all federal and state income tax due as a result of the Consultant entering into this Agreement.

4. EARLY TERMINATION OF THE TERM. The Company shall have the right to terminate the Consultant's engagement hereunder FOR CAUSE, upon five
(5) days prior written notice and opportunity by the Consultant to take corrective steps, and if the Consultant has not taken such action, his employment shall terminate at the end of the aforesaid five (5) day period. In the event of the death or disability of the Consultant, the Consultant's Consulting Fee and Options shall cease and terminate as of the date of such death or disability. If the Consultant voluntarily ceases performing his duties and responsibility or is terminated FOR CAUSE, then the Consulting Fee and Options shall cease and terminate as of such date, and all amounts owed Consultant, including the pro rata portion of the monthly consulting fee, deferred payments, and properly document and submitted expenses will be paid within five (5) days of said termination.

As used herein, "FOR CAUSE" shall mean the reasonable determination by the Company's Board of Directors ("Board") that any one of the following events has occurred: (a) the conviction of Consultant of a felony, (b) any material willful neglect or dereliction of his duties and responsibilities as set forth in Article 2 hereof, or (c) breach of this Agreement in any material respect or engaging in any fraudulent conduct or conduct detrimental to the best interests of the Company. The Board will be required to present a written notice to the Consultant detailing the basis of the Board's decision to terminate the Consultant, and detailing the specific steps that need to be taken to prevent a termination FOR CAUSE. The Consultant will have five (5) business days to meet these steps. The Board shall make a reasonable decision and the decision shall be final and binding on the parties.

For purposes of this Agreement, the term "disability" shall mean the physical or mental illness or disability of Consultant such that, in the good faith judgment of a reputable physician mutually selected by Consultant and the President, he shall be unable to perform his duties of employment and such inability may reasonably be expected to be permanent or to continue for a period of at least 90 business days during any period of twelve consecutive months. It is agreed and understood that a disability pursuant to this Agreement constitutes a disability pursuant to the Shareholder Agreement that the Consultant has entered into with the Company.

5. NON-COMPETITION.

5.1 Non-Competition Period. While the Consultant is a Consultant and for a further period of one (1) years thereafter (the "Non-Competition Period"), the Consultant will not, without the prior written approval of the Company, alone or as a partner, officer, director, consultant, employee, shareholder or otherwise, engage or participate directly or indirectly in any employment, consulting or business activity or occupation that is or is intended to be competitive with the business of the Company as existing on the Effective Date or as thereafter developed by the Company through the date that the Consultant is a Consultant, provided, however, that the holding of any investment in any publicly held security by the Consultant shall not be deemed to be a violation of this Article 5, if such investment does not constitute over five percent (5%) of the outstanding issue of such security.

5.2 Restricted Business Activities. In addition to the prohibitions set forth in Article 5.1 hereof, during the Non-Competition Period, Consultant will not, directly or indirectly:

        (a) solicit or request any employee of or consultant to the Company to leave the employ of or cease consulting for the Company; or

        (b) solicit or request any employee of or consultant to the Company to join the employ of, or begin consulting for, any individual or entity that researches, develops, markets or sells products that compete with those of the Company; or

        (c) solicit or request any individual or entity that researches, develops, markets or sells products that compete with those of the Company, to employ or retain as a consultant any employee or consultant of the Company; or

        (d) induce or attempt to induce any supplier or vendor of the Company to terminate or breach any written or oral agreement or understanding with the Company.

6. PROPRIETARY RIGHTS.

6.1 Definitions. For the purposes of this Article 6, the terms set forth below shall have the following meanings:

6.1.1 Concept and Ideas. Those concepts and ideas disclosed by the Company to Consultant or which are first developed by Consultant as a result of performance of the Services and which relate to the Company's present, or prospective activities, services and products, all of which shall remain the sole and exclusive property of the Company (hereinafter referred as "Concepts and Ideas"). The Consultant shall have no publication rights and all of the same shall belong exclusively to the Company.

6.1.2 Confidential Information. That secret or proprietary information of whatever kind or nature disclosed to Consultant, whether or not invented, discovered or developed by Consultant, or first developed by Consultant in the course of performance of his Duties and Services hereunder. Such secret or proprietary information shall include information relating to the design, manufacture, application, know how, research and development relating to the Company's products, materials, operating and other cost data, price lists and data relating to pricing of the Company's products. Such secret or proprietary information shall specifically include, without limitation, all such secret or proprietary information contained in the Company's manuals, memoranda, plans, drawings and designs, specifications, supply sources, customer lists and records legended or otherwise identified by the Company or the Board as Confidential Information but shall not include information that is already in the public domain or is made public by a third party without any legal obligation to the Company not to disclose the Confidential Information. Excepted from Confidential Information is information which by written record can be demonstrated to be known to the Consultant prior to his disclosing it to the Company or the Company disclosing it to him.

6.2 Non Disclosure to Third Parties. Except as required by Consultant's duties, Consultant shall not now nor at any time in the future, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information, Concepts or Ideas relating to the present, past or prospective business of the Company to any third party, and all of the same, together with publication rights, shall belong exclusively to the Company.

6.3. Documents, etc. All documents, procedural, manuals, guides, specifications, plans, drawings, designs and similar materials, lists of present, past or prospective customers, customer proposals, invitations to submit proposals, price lists and data relating to the pricing of the Company's products and services, records, notebooks and similar repositories of or containing Confidential Information (including all copies thereof) that come into Consultant's possession or control by reason of Consultant's relationship, whether prepared by Consultant as a result of the Services or Duties or others: (a) are the property of the Company, (b) will not be used by Consultant in any way adverse to the Company (c) will not be removed from the Company's premises (except as Consultant's duties require) and (d) at the termination (for whatever reason), of Consultant's relationship with the Company, will be left with, or forthwith returned by the Consultant to the Company.

6.4 Patents, etc. Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, processes, formulas, know-how, data and analysis, whether patentable or not ("Inventions"), which Consultant as a result of rendering Services or Duties to the Company under this Agreement may conceive, or develop shall belong exclusively to the Company.

The Consultant hereby assigns and, to the extent any such assignment cannot be made at present, hereby agrees to assign to the Company, without further compensation, all of his right, title and interest in and to all Concepts, Ideas, and Inventions and any and all related patents, patent applications, copyrights, copyright applications, trademarks, trade names and other proprietary rights of the United States and throughout the world. The Consultant will execute all documents and perform all lawful acts which the Company considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement.

7. EQUITABLE RELIEF.  Consultant agrees that any breach of Articles
5 and 6 above by him would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation or threatened violation of Consultant's obligations hereunder.

8. WAIVER. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof. All waivers by the Company shall be in writing.

9. SEVERABILITY; REFORMATION. In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; and this Agreement shall, to the fullest extent lawful, be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible. Without limiting the foregoing, if any provision (or part of provision) contained in this Agreement shall for any reason be held to be excessively broad as to duration, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the fullest extent compatible with then existing applicable law.

10. ASSIGNMENT. The Company shall have the right to assign its rights and obligations under this Agreement to a party which assumes the Company's obligations hereunder. Consultant shall not have the right to assign his rights or obligations under this Agreement without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the Consultant's heirs and legal representatives in the event of his death or disability.

11. HEADINGS. Headings and sub headings are for convenience only and shall not be deemed to be a part of this Agreement.

12. AMENDMENTS. This Agreement may be amended or modified, in whole or in part, only by an instrument in writing signed by all parties hereto. Any amendment, consent, decision, waiver or other action to be made, taken or given by the Company with respect to the Agreement shall be made, taken or given on behalf of the Company only by authority of the Board.

13. NOTICES. Any notices or other communications required hereunder shall be in writing and shall be deemed given when delivered in person or when mailed, by certified or registered first class mail, postage prepaid, return receipt requested, addressed, if to the Company, at XX XXXXXX XXXXX,XX XXX,Boston MA, Andrew Benson, President, with a copy to Peter B. Finn, Esquire, Rubin and Rudman LLP, XXX XXXXX XXXXX, XXXXX, MA 02110 or, if to the Consultant, at XXXXX, XXXXXXX XXXXX, VA 22066, or to such other addresses of which a party shall have notified the others in accordance with the provisions of this Section 13.

14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall be deemed a single agreement.

15. GOVERNING LAW. This Agreement shall be construed in accordance with and governed for all purposes by the laws of The Commonwealth of
Massachusetts         applicable to contracts executed and wholly
performed within such jurisdiction. In enforcing such governing laws, any court of competent jurisdiction shall afford all relief which a Massachusetts court would afford under the circumstances.

16. INDEMNIFICATION. COMPANY agrees to indemnify, defend, and hold harmless the CONSULTANT from any and all costs, expenses, judgments, awards, fines, levies, taxes, attorney and other professional fees, court costs, and other charges associated with any action, suit, claim, investigation, arbitration, or mediation of any matter involving CONSULTANT brought as the result of any matter related to or involving CONSULTANT'S activities for the COMPANY.

17. SURVIVAL. The provisions of this Agreement shall survive the termination of the Consultant's relationship with the Company in accordance with their terms.

EXECUTED as an instrument under seal as of the date first above written.

                         DATAMEG CORP.

                              By:

                    Andrew Benson, President
                    Hereunto Duly Authorized

                          CONSULTANT:

                         Thomas Stroup